Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Ranor and Stadco segments drive revenue growth

Westminster, MA – June 15, 2023 – TechPrecision Corporation (NASDAQ: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today reported financial results for the fourth quarter and fiscal year 2023 ended March 31, 2023.

“Fiscal year 2023 consolidated net sales were $31.4 million, or $9.1 million and 41% higher when compared to $22.3 million in fiscal 2022,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Our Ranor segment reported strong financial results with net sales of $19.2 million and gross profit of $7.0 million. Our Stadco subsidiary reported net sales of $12.2 million but incurred negative gross profit for the fiscal year.”

“Fiscal year 2023 was a challenging period with the Stadco manufacturing rebuild,” Mr. Shen continued. “New projects with associated startup activities presented certain production issues and intermittent equipment down-time that resulted in unfavorable throughput and under-absorbed overhead. We expect a gradual improvement in gross margin as current and new projects progress with less equipment down-time in future periods. Total consolidated backlog remained strong at $44.0 million as of March 31, 2023. We expect to deliver that backlog over the course of the next one to three fiscal years with revenue growth and gross margin expansion.”

The following summary compares the three and twelve months ended March 31, 2023 to the same prior year periods:

Consolidated Financial Results - Fiscal 2023 Three Months Ended March 31, 2023

•	Net sales were $7.5 million, compared with net sales of $7.6 million in the same period a year ago.
•	Cost of sales were $6.7 million, or $0.2 million and 4% higher, due primarily to higher unabsorbed overhead.
•	Gross profit was $0.8 million, or $0.3 million lower when compared to the same quarter last year. Gross margin percentage was also lower primarily due to unabsorbed overhead at Stadco.
•	SG&A was $1.6 million, a year-over-year increase of 12% or $0.2 million.
•	Operating loss widened to $0.7 million, compared to operating loss of $0.3 million in the same quarter a year ago.

Consolidated Financial Results - Fiscal 2023 Twelve Months Ended March 31, 2023

•	Net sales were $31.4 million, an increase of $9.1 million or 41% when compared to fiscal 2022. A favorable project mix of repeat business at Ranor plus a full year of business activity at Stadco drove growth.
•	Cost of sales were $26.5 million, or 40% higher, due primarily to the increase at Stadco.
•	Gross profit was $4.9 million, or 45% higher when compared to the same period last year. Gross profit at Ranor more than doubled on a 32% revenue increase but was partially offset by losses at Stadco. Gross margin percentage was 15.6%, or just slightly above the prior year period.
•	SG&A was $6.0 million, an increase of $1.1 million, primarily due to the added Stadco SG&A. The same period a year ago only included 31 weeks of business activity at Stadco.
•	Operating loss narrowed to $1.1 million from operating loss of $1.6 million in the same period a year ago.

Financial Position

On March 31, 2023, TechPrecision had $0.5 million in cash and cash equivalents, a decrease since March 31, 2022. Working capital was $5.6 million at March 31, 2023 compared to $2.8 million at March 31, 2022 as we extended the Ranor term loan for an additional five years in December and converted a significant current liability to long-term. Total debt at March 31, 2023 and March 31, 2022 was $6.1 million and $7.4 million, respectively.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the Russia- Ukraine conflict, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; unexpected costs, charges or expenses resulting from the recently completed acquisition of Stadco; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

-- Tables Follow –

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2023	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$534,474	$1,052,139
Accounts receivable	2,336,481	3,009,249
Contract assets	8,947,811	8,350,231
Raw materials	1,692,852	874,538
Work-in-process	719,736	1,360,137
Other current assets	348,983	1,421,459
Total current assets	14,580,337	16,067,753
Property, plant and equipment, net	13,914,024	13,153,165
Right of use asset, net	5,660,938	6,383,615
Deferred income taxes	1,931,186	2,126,770
Other noncurrent assets, net	121,256	121,256
Total assets	$36,207,741	$37,852,559
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,224,320	$3,426,921
Accrued expenses	2,533,185	3,435,866
Contract liabilities	2,333,591	1,765,319
Current portion of long-term lease liability	711,727	593,808
Current portion of long-term debt	1,218,162	4,093,079
Total current liabilities	9,020,985	13,314,993
Long-term debt, net	4,749,139	3,114,936
Long-term lease liability	5,143,974	5,853,791
Other noncurrent liabilities	2,699,492	305,071
Total liabilities	21,613,590	22,588,791
Stockholders’ Equity:
Common stock - par value $.0001 per share, 50,000,000 shares authorized, shares issued and outstanding: March 31, 2023 – 8,613,408; March 31, 2022 - 8,576,625	861	858
Additional paid in capital	14,949,729	14,640,343
Retained earnings (accumulated deficit)	(356,439)	622,567
Total stockholders’ equity	14,594,151	15,263,768
Total liabilities and stockholders’ equity	$36,207,741	$37,852,559

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Net sales	$7,505,265	$7,561,531	$31,431,614	$22,282,495
Cost of sales	6,657,381	6,426,407	26,527,953	18,905,938
Gross profit	847,884	1,135,124	4,903,661	3,376,557
Selling, general and administrative	1,581,987	1,407,907	6,008,881	4,938,086
Loss from operations	(734,103)	(272,783)	(1,105,220)	(1,561,529)
Other income (expense)	252	(41,775)	40,842	(28,385)
Interest expense	(94,630)	(87,881)	(355,608)	(269,375)
Refundable employee retention tax credits	12,519	--	636,564	--
PPP loan forgiveness	--	--	--	1,317,100
Total other (expense) income	(81,859)	(129,656)	321,798	1,019,340
Loss before income taxes	(815,962)	(402,439)	(783,422)	(542,189)
Income tax provision (benefit)	186,798	193,394	195,584	(192,355)
Net loss	$(1,002,760)	$(595,833)	$(979,006)	$(349,834)
Other comprehensive loss:
Foreign currency translation adjustments	$--	$(20,739)	$--	$(1,909)
Foreign currency translation reclassification	$--	$--	$--	$(19,929)
Other comprehensive loss	$--	$(20,739)	$--	$(21,838)
Comprehensive loss	$(1,002,760)	$(616,572)	$(979,006)	$(371,672)
Net loss per share basic	$(0.12)	$(0.07)	$(0.11)	$(0.04)
Net loss per share diluted	$(0.12)	$(0.07)	$(0.11)	$(0.04)
Weighted average shares outstanding – basic	8,611,742	8,575,367	8,595,992	8,095,058
Weighted average shares outstanding - diluted	8,611,742	8,575,367	8,595,992	8,095,058

TECHPRECISION CORPORATION

NET SALES, COST OF SALES, GROSS PROFIT BY SEGMENT

(UNAUDITED)

Three months ended	March 31, 2023		March 31, 2022		Changes
		Percent of		Percent of
(dollars in thousands)	Amount	Net sales	Amount	Net sales	Amount	Percent
Net Sales
Ranor	$4,786	64%	$4,839	64%	$(53)	(1)%
Stadco	2,719	36%	2,776	37%	(57)	(2)%
Intersegment elimination	--	--%	(54)	(1)%	54	100%
Consolidated Net Sales	$7,505	100%	$7,561	100%	$(56)	(1)%
Cost of sales
Ranor	$3,356	45%	$3,261	43%	$95	3%
Stadco	3,301	44%	3,219	43%	82	3%
Inter-segment elimination	--		(54)	(1)%	54	100%
Consolidated Cost of Sales	$6,657	89%	$6,426	85%	$231	4%
Gross profit
Ranor	$1,430	19%	$1,632	22%	$(202)	(12)%
Stadco	(582)	(8)%	(497)	(7)%	(85)	(17)%
Consolidated Gross Profit	$848	11%	$1,135	15%	$(287)	(25)%

Twelve months ended	March 31, 2023		March 31, 2022		Changes
		Percent of		Percent of
(dollars in thousands)	Amount	Net sales	Amount	Net sales	Amount	Percent
Net Sales
Ranor	$19,182	61%	$14,581	65%	$4,601	32%
Stadco	12,250	39%	7,756	35%	4,494	58%
Intersegment elimination	--	--%	(54)	—%	54	100%
Consolidated Net sales	$31,432	100%	$22,283	100%	$9,149	41%
Cost of Sales
Ranor	$12,205	39%	$11,131	50%	$1,074	10%
Stadco	14,323	45%	7,775	35%	6,548	84%
Consolidated Cost of Sales	$26,528	84%	$18,906	85%	$7,622	40%
Gross Profit
Ranor	$6,977	22%	$3,450	15%	$3,527	102%
Stadco	(2,073)	(6)%	(73)	--%	(2,000)	nm %
Consolidated Gross Profit	$4,904	16%	$3,377	15%	$1,527	45%

nm – not meaningful

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(979,006)	$(349,834)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,217,472	1,460,439
Amortization of debt issue costs	59,916	48,251
Gain on disposal of equipment	(468)	—
Stock based compensation expense	253,079	190,754
Change in contract loss provision	(237,318)	(223,111)
Deferred income taxes	195,584	(192,355)
PPP loan forgiveness	--	(1,317,100)
Stock based expense for contingent consideration	56,310
Change in fair value for contingent consideration	(63,436)	50,454
Changes in operating assets and liabilities:
Accounts receivable	672,768	(842,943)
Contract assets	(597,580)	1,012,783
Work-in-process and raw materials	(177,914)	(42,491)
Other current assets	1,072,476	354,993
Other noncurrent liabilities	2,394,420	(50,633)
Accounts payable	(1,202,601)	245,743
Accrued expenses	(1,094,137)	(1,477,552)
Contract liabilities	568,273	1,390,441
Net cash provided by operating activities	3,137,838	257,839
CASH FLOWS FROM INVESTING ACTIVITIES
Business acquisition, net of cash acquired	--	(7,795,810)
Purchases of property, plant, and equipment	(2,325,301)	(939,004)
Proceeds from sale of fixed assets	7,000	—
Net cash used in investing activities	(2,318,301)	(8,734,814)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from term loan	--	4,000,000
Closing costs related to common stock sale	--	(335,418)
Proceeds from sale of common stock	--	3,523,000
Proceeds from revolver loan	10,885,150	4,612,002
Repayment of revolver loan	(11,522,152)	(3,325,000)
Debt issuance costs	(57,723)	(169,884)
Principal payments for leases	(36,572)	(508,806)
Repayment of long-term debt	(605,905)	(397,490)
Net cash (used in) provided by financing activities	(1,337,202)	7,398,404
Net decrease in cash and cash equivalents	(517,665)	(1,078,571)
Cash and cash equivalents, beginning of period	1,052,139	2,130,711
Cash and cash equivalents, end of period	$534,474	$1,052,139

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Loss

(UNAUDITED)

The following table provides a reconciliation of EBITDA to net loss, the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements for the following periods:

	Three Months ended March 31,			Twelve Months ended March 31,
(dollars in thousands)	2023	2022	Change	2023	2022	Change
Net loss	$(1,003)	$(596)	$(407)	$(979)	$(350)	$(1,629)
Income tax expense (benefit)	187	193	(6)	196	(192)	388
Interest expense (1)	95	88	7	356	269	87
Depreciation and amortization	551	447	104	2,217	1,460	757
EBITDA	$(170)	$132	$(302)	$1,790	$1,187	$603

(1)	Includes amortization of debt issue costs.

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